 As filed with the Securities and Exchange Commission on October 18, 1996
                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          HCC INSURANCE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                               76-0336636
(State of Incorporation)             (I.R.S. Employer Identification No.)

                 13403 NORTHWEST FREEWAY, HOUSTON, TEXAS  77040
              (Address of principal executive offices)  (zip code)

                          HCC INSURANCE HOLDINGS, INC.
                          1995 FLEXIBLE INCENTIVE PLAN
                            (Full title of the plan)

                                            Copies of All Communications to:

       Frank J. Bramanti                           Arthur S. Berner
   13403 Northwest Freeway                  Winstead Sechrest & Minick P.C.
    Houston, Texas  77040                         910 Travis Street
       (713) 462-1000                            Houston, Texas 77002
(Name and address and telephone                     (713) 650-2729
 number, including area code,
   of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                    Proposed          Proposed
      Title of                  Amount              Maximum            Maximum           Amount of
     Securities                 Being             Offering Price      Aggregate         Registration
  Being Registered           Registered(1)         Per Share(2)    Offering Price(2)        Fee
--------------------------------------------------------------------------------------------------------
 Common Stock, $1.00
 par value per share        1,250,000 Shares         $27 1/16       $33,828,125 (1)     $11,664.87
--------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, and amended, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separate reorganization or the like of or by the Registrant.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on October 16, 1996.

     The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-94468) are incorporated herein by reference.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents (as filed with the Securities and Exchange Commission (the "Commission") by the Registrant) are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

     (d)  The Registrant's current report on Form 8-K dated January 8, 1996.

     (e)  The Registrant's current report on Form 8-K dated April 19, 1996.

     (f)  The Registrant's current report on Form 8-K dated May 24, 1996.

     (g) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995.

ITEM 8.  EXHIBITS.

    EXHIBIT NUMBER                           DESCRIPTION

         4.1 Restated Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on July 23, 1996 - filed herewith.

         5 Opinion of Winstead Sechrest & Minick P.C. as to the legality of the securities being registered - filed herewith.

        23.1           Consent  of   Coopers  &  Lybrand,  L.L.P.,   independent
                       certified public accountants - filed herewith.

        23.2 Consent of Winstead Sechrest & Minick P.C. (included in the opinion filed as Exhibit 5 to this Registration Statement).

        24             Powers of Attorney - filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Houston, State of Texas, on the 9th day of October, 1996.

                               HCC INSURANCE HOLDINGS, INC.



                                         /S/ STEPHEN L. WAY          *
                                         ---------------------------------
                                         By:  Stephen L. Way
                                              Chairman of the Board and
                                              Chief Executive Officer

Pursuant to the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                       DATE
---------                              -----                       ----
/S/  STEPHEN L. WAY           Chairman of the Board           October 9, 1996
-------------------------     and Chief Executive Officer
Stephen L. Way                (Principal Executive Officer)

/S/ STEPHEN J. LOCKWOOD*      President and Director          October 9, 1996
-------------------------
Stephen J. Lockwood

/S/ FRANK J. BRAMANTI         Executive Vice President,       October 9, 1996
-------------------------     Secretary and Chief
 Frank J. Bramanti            Financial Officer
                              (Principal Financial
                              Officer and
                              Principal Accounting
                              Officer)

/S/ JAMES M. BERRY*           Director                        October 9, 1996
--------------------------
James M. Berry


/S/ PATRICK B. COLLINS*       Director                        October 9, 1996
--------------------------
Patrick B. Collins


/S/ J. ROBERT DICKERSON*      Director                        October 9,  1996
--------------------------
J. Robert Dickerson

/S/ EDWIN H. FRANK            Director                        October 9, 1996
-------------------------
Edwin H. Frank III


/S/ JOHN L. KAVANAUGH*        Director                        October 9, 1996
-------------------------
John L. Kavanaugh


/S/ WALTER J. LACK*            Director                       October 9, 1996
-------------------------
Walter J. Lack


/S/ HUGH T. WILSON*            Director                       October 9,  1996
-------------------------
Hugh T. Wilson


*By:/S/ FRANK J. BRAMANTI                                     October 9, 1996
    ---------------------
    Frank J. Bramanti
    Attorney-in-Fact

                                              3